NEWS RELEASE
NASDAQ Symbol: “STRS”
Stratus Properties Inc.	Financial and Media Contact:
212 Lavaca St., Suite 300	William H. Armstrong III
Austin, Texas 78701	(512) 478-5788

STRATUS PROPERTIES INC. BOARD OF DIRECTORS UNANIMOUSLY APPROVES PLAN TO DISSOLVE AND SELL ALL ASSETS, ESTIMATING TOTAL STOCKHOLDER DISTRIBUTIONS OF $29.73 TO $37.69 PER SHARE

Stratus to seek stockholder approval of complete plan of liquidation and dissolution

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AUSTIN, TX, March 24, 2026 – Stratus Properties Inc. (NASDAQ: STRS) (“Stratus” or the “Company”) today announced that its Board of Directors (the “Board”) has unanimously approved a plan of complete liquidation and dissolution (the “Plan”) following conclusion of the strategic review announced on March 11, 2026. The Plan provides that the Company will be dissolved and will conduct an orderly sale of all or substantially all of the Company’s assets and distribute the net proceeds to the Company’s stockholders, subject to payment of or reasonable provision for the Company’s liabilities and obligations. The Plan is subject to stockholder approval, and the Company anticipates that the Plan will be submitted for stockholder approval at a future meeting of stockholders. Additional information regarding the Plan will be made available in a proxy statement (the “Proxy Statement”) to be filed with the U.S. Securities and Exchange Commission (the “SEC”).

Estimated Liquidating Distributions
Under the terms of the Plan, proceeds from asset sales will be distributed by the Company to stockholders in a series of distributions, in such amounts and at such times as determined by the Board in its discretion. The Board intends to make an initial distribution as soon as practicable after the effectiveness of the filing of the Certificate of Dissolution. If the Company implements the Plan, the Company expects to reduce general and administrative expenses accordingly. The timing and amount of any liquidating distributions are subject to a number of assumptions and will depend on many factors, including the timing and amount of proceeds realized from asset sales, the amount of liabilities and expenses ultimately incurred, tax matters and other contingencies, and the size and duration of any contingency reserve.

Stratus estimates that aggregate net proceeds from the asset sales could result in total distributions to stockholders of $29.73 to $37.69 per share. The Plan offers potential U.S. federal income tax benefits to Stratus stockholders.

William H. Armstrong III, Chairman of the Board and Chief Executive Officer of Stratus, said, “I am pleased that the Board, in coordination with our external advisors, has reached a decision that positions us to deliver the greatest value for stockholders and more certainty than the alternatives we considered through this rigorous process. Our liquidation and dissolution strategy assumes that the Company’s significant cash position, which will be augmented as assets are sold, will be distributed to stockholders in a tax-efficient manner, and as soon as prudent. Fully stabilized assets are expected to be sold in the near term, and our remaining high-quality, longer-duration development opportunities are expected to be methodically sold as soon as important value-enhancing entitlement and related milestones are achieved. Additionally, our plan includes significant reduction in overhead costs during the liquidation process.”

Mr. Armstrong continued, “We believe the Plan is the most effective path to maximize the value of the Company’s portfolio and return capital to stockholders in a tax-efficient manner. The Plan provides stockholders an opportunity to vote on the path forward, and I’m pleased that we have already received positive feedback from stockholders since the Plan was announced.”

Mr. Armstrong concluded, “We have a history of selling assets at the right time, in the right market conditions, and at prices in excess of our published NAV. While our dedicated and expert team has deftly navigated a challenging market cycle, we believe now is the right time to move forward with the sale of all our remaining assets.”

In reaching its decision, the Board reviewed and considered potential strategic alternatives for the Company, including continuing the Company’s current business strategy as well as seeking to dispose of all of the Company’s assets through a merger or sale of the Company. The Board also considered the challenges and costs associated with continuing as a public company. The Board concluded that the liquidation and dissolution of the Company is the strategic alternative that is most likely to result in the greatest value for stockholders.

The Plan includes conditions that provide flexibility designed to protect stockholders’ interests should the Board determine that pursuing the Plan is no longer in the best interests of the Company and its stockholders.

The Board expects to obtain required lender consents for the Plan under its loan agreements as well as consent from relevant third parties and partnerships, as necessary.

NASDAQ Listing
In connection with the Plan, the Company currently expects that, at a future date as the Board determines and subject to applicable NASDAQ rules, it may voluntarily delist its common stock from NASDAQ in order to reduce the Company’s operating expenses and maximize the estimated liquidating distributions. Although the Company currently expects that its common stock will remain listed on NASDAQ until the Board makes such determination to voluntarily delist, NASDAQ may commence delisting proceedings against the Company at any time if the Company does not meet the continued listing standards of NASDAQ or if NASDAQ exercises its discretionary authority to delist the Company’s common stock following stockholder approval of the Plan.

20-Year Record of Profitable Asset Sales
Stratus has a long history of successful property sales via a competitive process:

Development Project	Date of Sale	Gross Sale Price	Pre-Tax Gain	Profitability (%) [1]
RETAIL
Jones Crossing [2]	Est. 2026	$46,500,000	$23,700,000	51%
Kingwood Place (Retail and 10-acre multi-family site)	2022 - 2026	$66,299,000	$25,285,000	38%
Lantana Place	Nov 2025	$57,500,000	$26,900,000	47%
West Killeen Market	2020 - 2025	$15,745,000	$5,175,000	33%
Magnolia Place	2022 - 2024	$30,037,000	$11,923,000	40%
Barton Creek Village (Retail and 4-acre tract)	Nov 2017 / Feb 2019	$10,800,000	$4,800,000	44%
Circle C Retail Pad Site (Ground lease)	Jan 2019	$3,200,000	$2,000,000	63%
The Oaks at Lakeway	Feb 2017	$114,000,000	$39,700,000	35%
5700 Slaughter	Jul 2015	$12,500,000	$7,100,000	57%
Parkside Village	Jul 2015	$32,500,000	$13,600,000	42%
Escarpment Village Shopping Center	Oct 2007	$46,500,000	$16,100,000	35%
Retail Subtotal		$435,581,000	$176,283,000	40%

LUXURY MULTIFAMILY
The Santal Multifamily	Dec 2021	$152,000,000	$83,000,000	55%
The Saint Mary Multifamily	Jan 2021	$60,000,000	$22,900,000	38%
Luxury Multifamily Subtotal		$212,000,000	$105,900,000	50%

LAND DEVELOPMENT
New Caney [3]	Est. 2026	$12,689,156	$1,300,000	10%
Holden Hills [4]	Jan 2023 / Jun 2025	$82,800,000	$36,750,000	44%
Crestview Station – Residential Land	2012 - 2014	$17,500,000	$3,700,000	21%
Lantana Commercial	Apr 2006 / Aug 2012	$37,000,000	$19,900,000	54%
Land Development Subtotal		$149,989,156	$61,650,000	41%

ENTERTAINMENT / HOSPITALITY
Block 21 – W Austin / ACL Live [5]	2011 - 2022	$449,768,000	$148,398,000	33%
Entertainment / Hospitality Subtotal		$449,768,000	$148,398,000	33%

OFFICE
Lantana Office – 7000 West & 7500 Rialto	Mar 2006 / Feb 2012	$49,300,000	$14,900,000	30%
Office Subtotal		$49,300,000	$14,900,000	30%

GRAND TOTAL		$1,296,638,156	$507,131,000	39%
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1.Calculated as pre-tax gain divided by gross sale price.
2.Stratus has received an offer of $46.5 million for Jones Crossing, which is subject to, among other things, execution of an agreement. The offer includes a 45-day contract period. If a contract is executed and a sale closes, the estimated pre-tax gain would be approximately $23.7 million. Figures shown are subject to change.
3.New Caney is under contract to sell for approximately $12.7 million, subject to closing conditions. Pending the sale close, the estimated pre-tax gain would be approximately $1.3 million. Figures shown are subject to change.
4.Under accounting principles generally accepted in the U.S., the transactions did not generate earnings at the time of partnership formation, although the transactions did result in taxable income. The pre-tax gain amounts for these properties represent the difference between land value contributed to the partnerships and the land basis at the time of partnership formation attributable to the 50% third-party interest in each joint venture partnership, Holden Hills, L.P. and Holden Hills Phase 2, L.P.
5.The Block 21 development encompassed The W Hotel & Residences (251-key hotel and 159 condominiums), two entertainment venues totaling 3,100 seats, 18 thousand square feet of retail space, and 38 thousand square feet of office space.

Current Properties
Stratus’ current properties available for sale, contract pending or under contract include:

Barton Creek: Amarra Commercial 1J
Barton Creek: Amarra Multi-Family 6H
Amarra Lots (Barton Creek) Lot 33J
Amarra Villas Units 13 and 20 (Unit 13 under contract*)
The Annie B
Barton Creek Blvd. / SW Pkwy Residential (Travis Cook)
Barton Creek Blvd./ Bee Cave Road Entry Corner
Barton Creek Fazio Canyons 18th Green Lot
Circle C Tract 102
Circle C Tract 110
Jones Crossing HEB (College Station) (Contract pending*)
Holden Hills Phase 1
Holden Hills Phase 2
Lantana GO7 (Tract 34)
The Saint Julia (Lantana Multi-Family)

Magnolia Place (Houston) Multifamily Land
New Caney (Under contract*)
North Lamar
Oaks at Lakeway Multi-family Land
The Saint George
The Saint June
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*Subject to entry into purchase agreements and satisfaction or waiver of a number of closing conditions, including due diligence and inspection periods, as applicable.

Advisors
Eastdil Secured is serving as Stratus’ financial advisor in conjunction with this process. Jones Walker LLP, Sidley Austin LLP and Morris, Nichols, Arsht & Tunnell LLP are serving as Stratus’ legal advisors.

About Stratus
Stratus Properties Inc. is engaged primarily in the entitlement, development, management, leasing and sale of multi-family and single-family residential and commercial real estate properties in the Austin, Texas area and other select markets in Texas. In addition to its developed properties, Stratus has a development portfolio that consists of approximately 1,500 acres of commercial and residential projects under development or undeveloped land held for future use. Stratus’ commercial real estate portfolio consists of stabilized retail properties or future retail and mixed-use development projects with no commercial office space. Stratus generates revenues and cash flows from the sale of its developed and undeveloped properties, the lease of its retail, mixed-use and multi-family properties and development and asset management fees received from its properties.

IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT
This communication relates to Stratus and the Board’s Plan, and may be deemed to be solicitation material. In connection with the Plan, Stratus intends to file a Proxy Statement with the SEC. The Proxy Statement will be sent to all stockholders of Stratus. Stratus will also file other documents regarding the Plan with the SEC. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND STOCKHOLDERS OF STRATUS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO AND ANY DOCUMENTS INCORPORATED BY REFERENCE THEREIN) AND ALL OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PLAN AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Investors and stockholders of Stratus may obtain copies of the Proxy Statement and other documents that are filed or will be filed by Stratus with the SEC, free of charge, through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by Stratus with the SEC will also be available, free of charge, on Stratus’ website at www.stratusproperties.com or by writing to Stratus Properties Inc. at 212 Lavaca Street, Suite 300, Austin, TX 78701. Stratus includes website addresses in this press release for reference only. The information contained or referenced on Stratus’ website and other websites mentioned in this press release are not a part of this press release and are not deemed incorporated by reference into this press release or any other public filing made with the SEC.

CONTACTS
Media and Investor Contact:
William H. Armstrong III
(512) 478-5788

Proxy Solicitor:
Innisfree M&A Incorporated
Stockholders may call toll-free: (888) 750-5830
Banks and Brokers may call collect: (212) 750-5833

PARTICIPANTS IN THE SOLICITATION
Stratus, certain of its directors, executive officers and other employees and persons may be deemed to be participants in the solicitation of proxies from Stratus’ stockholders in connection with the Plan and related matters. Information about Stratus’ directors and executive officers and their ownership of Stratus’

common stock is set forth in Stratus’ Definitive Proxy Statement on Schedule 14A Schedule 14A filed with the SEC on April 8, 2025, under the heading “Stock Ownership of Directors, Director Nominees and Executive Officers.” To the extent that holdings of Stratus’ securities have changed since the amounts reported in such proxy statement, the changes have been or will be reflected on Statements of Changes in Beneficial Ownership on Form 4 filed with the SEC. Additional information about the persons who may be considered to be participants in the solicitation of Stratus’ stockholders in connection with the Plan, and any interest they have in the Plan and related matters, may be obtained by reading the Proxy Statement when it becomes available. You may obtain free copies of these documents using the sources indicated above.

CAUTIONARY STATEMENT
This press release contains forward-looking statements in which Stratus discusses factors it believes may affect its future performance and business strategy. Forward-looking statements are all statements other than statements of historical fact, such as plans, projections or expectations related to the Plan, including the availability, timing and amount of potential future distributions to stockholders, the timing of asset sales and whether and when the sales of Jones Crossing, New Caney and Amarra Villas will be completed, and Stratus’ estimated pre-tax proceeds from the sales of Jones Crossing, New Caney and Amarra Villas. The words “anticipate,” “may,” “can,” “plan,” “believe,” “potential,” “estimate,” “expect,” “project,” “target,” “intend,” “likely,” “will,” “should,” “to be” and any similar expressions or statements are intended to identify those assertions as forward-looking statements.

Stratus cautions readers that forward-looking statements are not guarantees of future performance, and its actual results may differ materially from those anticipated, expected, projected or assumed in the forward-looking statements. Important factors that can cause Stratus’ actual results to differ materially from those anticipated in the forward-looking statements include, but are not limited to, the risks associated with the Plan, including the availability, timing and amount of the distributions to stockholders in connection with the Plan, including changes in the amount and timing of the total liquidating distributions, including as a result of unexpected levels of transaction costs, delayed or terminated closings, liquidation costs or unpaid or additional liabilities and obligations, the amounts that will need to be set aside by Stratus, the adequacy of such reserves to satisfy Stratus’ obligations, risks associated with third-party contracts containing consent and/or other provisions that may be triggered by the Plan, Stratus’ ability to favorably resolve potential tax claims, any litigation matters, including any litigation relating to the Plan and related matters, and other unresolved contingent liabilities, Stratus’ ability to execute the Plan, including the sale of all or substantially all of Stratus’ assets, the amount of proceeds that might be realized from the sale or other disposition of Stratus’ assets, the application of, and any changes in, applicable tax laws, regulations, administrative practices, principles and interpretations, the incurrence of expenses and the diversion of management’s time in connection with the Plan, Stratus’ ability to retain and hire key personnel, consultants and other resources and maintain relationships with partners, suppliers, employees, stockholders and others as it carries out the Plan and on Stratus’ operating results and business generally, the possibility of converting to a liquidating trust or other liquidating entity, the possibility that Stratus’ stockholders will not approve the Plan, the ability of the Board to abandon, modify or delay implementation of the Plan, even after stockholder approval, potential adverse effects on Stratus’ stock price from the announcement, suspension or consummation of the Plan, the occurrence of any event, change or other circumstances, including market, regulatory and other factors, that could give rise to the termination of the Plan, whether Stratus and the purchasers will satisfy their respective obligations and conditions to closing under the agreements or offers, as applicable, for Jones Crossing, New Caney and Amarra Villas in the anticipated timeframe or at all, Stratus’ ability to implement its business strategy successfully, including its ability to develop, construct and sell or lease properties on terms the Board considers acceptable, increases in operating and construction costs, including real estate taxes, maintenance and insurance costs, and the cost of building materials and labor, inflation and elevated interest rates, the effect of changes in tariffs and trade policies, supply chain constraints, Stratus’ ability to pay or refinance its debt, extend maturity dates of its loans or comply with or obtain waivers of financial and other covenants in debt agreements and to meet other cash obligations, availability of bank credit, defaults by contractors and subcontractors, declines in the market value of Stratus’ assets, market conditions or corporate developments that could preclude, impair or delay any opportunities with respect to plans to sell, recapitalize or refinance properties, a decrease in the demand for real estate in select markets in Texas where Stratus operates, particularly in Austin, changes in economic, market, tax, business and geopolitical conditions, potential U.S. or local economic downturn or recession, Stratus’ ability to obtain various entitlements and permits, changes in laws, regulations or the regulatory environment affecting the development of real estate, and other factors described in more detail under the heading “Risk Factors” in Stratus’ Annual Report on Form 10-K for the year ended December 31, 2024 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, each filed with the SEC, and other documents Stratus filed from time to time with the SEC.

Investors are cautioned that many of the assumptions upon which Stratus’ forward-looking statements are based are likely to change after the date the forward-looking statements are made. Further, Stratus may make changes to its business plans that could affect its results. Stratus cautions investors that it undertakes no obligation to update any forward-looking statements, which speak only as of the date made, notwithstanding any changes in its assumptions, business plans, actual experience or other changes.
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A copy of this release is available on Stratus’ website, stratusproperties.com.